Exhibit (h)(2)
OFFERING PARTICIPATION AGREEMENT
     This Agreement, dated as of February 23, 2004, is entered into among ING Clarion Real Estate Securities, L.P. (the “Investment Manager”), ING Clarion Global Real Estate Income Fund (the “Trust”) and ING Funds Distributor, LLC (“ING Funds”) with respect to certain distribution assistance to be provided by ING Funds to the Trust, limited exclusively to providing offering and marketing materials and additional information to registered broker-dealers who are part of the underwriting syndicate publicly offering common (the “Common Shares”). In consideration of their mutual promises, the parties agree as follows:
1.	Status of ING Funds
(a)	ING Funds represents and warrants to the Investment Manager and the Trust that:
(i)	It is a broker-dealer registered as such with the Securities and Exchange Commission (the “SEC”) and is registered or qualified in all capacities and jurisdictions required by reason of any participation in the distribution of Common Shares by it while providing the services described above and each employee or agent of ING Funds who participates in the distribution of Common Shares has all necessary licenses and qualifications in all capacities and jurisdictions required by reason of any participation in a distribution of Common Shares pursuant to this Agreement.

(ii)	ING Funds is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and it agrees to abide by all of the rules and regulations of the NASD in connection with the participation in the distribution of Shares including, without limitation, the NASD Conduct Rules. ING Funds agrees to notify the Investment Manager and the Trust in writing immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. ING Funds’ expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of ING Funds from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon the Investment Manager’s written notice of termination to ING Funds.

(iii)	ING Funds is familiar with and understands the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and has substantial experience with offers and sales of securities by issuers involving a public offering under the 1933 Act.

(iv)	ING Funds also represents and warrants to the Trust that it is a corporation or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.
(b)	The Trust assumes no obligation or responsibility as to ING Funds’ right to participate in the distribution of the Trust’s Common Shares in any jurisdiction. If ING Funds, while performing the services it provides the Trust hereunder, becomes subject to the laws of any non-U.S. jurisdiction, ING Funds will take, at its own expense, such action, if any, as may be necessary to comply with the laws of such non-U.S. jurisdictions.

(c)	ING Funds agrees that it will maintain the registrations, qualifications, exemptions and memberships referred to in paragraphs (a) and (b) in good standing and in full force and effect throughout the term of this Agreement.
2.	ING Funds’ Covenants.
(a)	ING Funds covenants and agrees that, in connection with providing the services as described above, ING Funds will engage in the permitted activities solely with registered broker-dealers, and will not participate in any distribution of Common Shares to any person that is not a registered broker-dealer, and will not offer Common Shares, or solicit offers for Common Shares, of the Trust.

(b)	ING Funds covenants and agrees that it will not make any representations or provide any information to any person concerning the Trust other than those contained in the Trust’s registration statement on Form N-2 (the “Registration Statement”) or any marketing materials approved by the Trust and the Investment Manager.

(c)	ING Funds covenants and agrees to use information provided by the Trust or the Investment Manager only in the manner intended (e.g., documents marked “internal use only” will not be disseminated to any person other than a registered broker-dealer).

(d)	ING Funds covenants that the execution and delivery of this Agreement and the performance of its services contemplated hereby (i) have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained and (ii) does not and will not violate any federal or state laws, rules or regulations.
3.	Independent Contractor.
     Neither the Investment Manager nor the Trust shall be liable for any acts of ING Funds or any employee or agent of ING Funds, and nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between the parties, nor any agency, joint venture, or partnership. ING Funds shall at all times be and be deemed to be an independent contractor. ING Funds, its employees and agents shall, under no circumstances, have any authority to act for or to bind the Investment Manager or the Trust in any way or to sign the name of the Investment Manager or the Trust or to represent that the Investment Manager or the Trust is in any way responsible for the acts or omissions of ING Funds. ING Funds shall not be required to devote any minimum amount of time to performing its obligations under this Agreement.
4.	Representations and Warranties by the Trust. The Trust represents and warrants to ING Funds as of the date hereof as follows:
(a)	Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Trust, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the prospectus nor any amendments or supplements thereto, at the time the prospectus or any such amendment or supplement was issued, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the prospectus delivered to ING Funds for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Common Shares, the Trust has complied or will comply with the requirements of Rule 111 under the 1933 Act relating to the payment of filing fees thereof.
(b)	Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act.

Financial Statements. The statement of assets and liabilities included in the Registration Statement and the prospectus, together with the related notes, presents fairly the financial position of the Trust at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles (“GAAP”).
(c)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Trust, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital stock.

(d)	Good Standing of the Trust. The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified as a foreign statutory trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(e)	No Subsidiaries. The Trust has no subsidiaries.

(f)	Investment Company Status. The Trust is duly registered with the SEC under the 1940 Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

(g)	Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Trust is as set forth in the prospectus as of the date thereof under the caption “Description of Shares.” All issued and outstanding shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Trusts’ agreement and declaration of trust, and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

(h)	Description of Common Shares. The Common Shares conform to all statements relating thereto contained in the prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Common

Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Common Shares is not subject to the preemptive or other similar rights of any securityholder of the Trust.

(i)	Absence of Defaults and Conflicts. The Trust is not in violation of its agreement and declaration of trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the agreement and declaration of trust or by-laws of the Trust or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations.

(j)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust, threatened, against or affecting the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(k)	Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act which have not been so described and filed as required.

(1)	Possession of Intellectual Property. The Trust owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions,

copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(m)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or under the rules of the NASD.

(n)	Possession of Licenses and Permits. The Trust possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o)	Subchapter M. The Trust intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(p)	Absence of Undisclosed Payments. To the Trust’s knowledge, neither the Trust nor any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the prospectus.

(q)	Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Trust under the 1933 Act.

(r)	AMEX Listing. The Common Shares have been duly authorized for listing, upon notice of issuance, on the American Stock Exchange (“AMEX”) and the Trust’s registration statement on Form 8-A under the 1934 Act has become effective.
5.	Representations and Warranties by the Investment Manager. The Investment Manager represents and warrants to ING Funds as of the date hereof as follows:
(a)	Good Standing of the Investment Manager. The Investment Manager has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required.

(b)	Investment Advisor Status. The Investment Manager is duly registered and in good standing with the SEC as an investment advisor under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the investment management agreement for the Trust as contemplated by the prospectus.

(c)	Description of Investment Manager. The description of the Investment Manager in the Registration Statement and the prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Capitalization. The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the prospectus, this Agreement and under the investment management agreement to which it is a party with the Trust.

(e)	Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the investment management agreement to which it is a party with the Trust have each been duly authorized, executed and delivered by the Investment Manager, and the investment management agreement to which it is a party with the Trust constitutes a valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the investment management agreement to which it is a party with the Trust nor the performance by the Investment Manager of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Manager is a party or by which it is bound, the certificate of formation, the operating agreement, or other organizational documents of the Investment Manager, or to the Investment Manager’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Manager or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Manager of the transactions contemplated by this Agreement or the investment management agreement to which it is a party with the Trust, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

(f)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement and the investment management agreement to which it is a party with the Trust.

(g)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager or any “affiliated person” of the Investment Manager (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Manager, materially and adversely affect the properties or assets of the Investment Manager or materially impair or adversely affect the ability of the Investment Manager to function as an investment advisor or perform its obligations under the investment management agreement to which it is a party with the Trust, or which is required to be disclosed in the Registration Statement and the prospectus.

(h)	Absence of Violation or Default. The Investment Manager is not in violation of certificate of formation, its operating agreement or other organizational documents or in default under any agreement, indenture or instrument.
6.	Covenants of the Trust.

(a)	The Trust covenants with ING Funds as follows:
(i)	Compliance with Securities Regulations and Commission Requests. The Trust, subject to Section 6(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify ING Funds immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the prospectus or any amended prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of 1940 Act and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)	Filing of Amendments. The Trust will give ING Funds notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any term sheet or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, will furnish ING Funds with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which ING Funds shall object.

(iii)	Delivery of Registration Statements. The Trust has furnished or will deliver to ING Funds, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to ING Funds, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to ING Funds will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)	Delivery of Prospectuses. The Trust has delivered to ING Funds, without charge, as many copies of each preliminary prospectus as ING Funds reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act, except as provided in Section 2(a) of this Agreement. The Trust will furnish to ING Funds, without charge, during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the prospectus (as amended or supplemented) as ING Funds may reasonably request. The prospectus and any amendments or supplements thereto furnished to ING Funds will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)	Continued Compliance with Securities Laws. If at any time it shall be necessary, in the opinion of ING Fund’s counsel, to amend the Registration Statement or amend or supplement the prospectus in order to comply with the requirements of the 1933 Act, the Trust will promptly prepare and file with the SEC, subject to Section 6(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the prospectus comply with such requirements, and the Trust will furnish to ING Funds such number of copies of such amendment or supplement as ING Funds may reasonably request.

(vi)	Blue Sky Qualifications. The Trust will use its best efforts, in cooperation with ING Funds, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as ING Funds may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign statutory trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the common shares have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(vii)	Rule 158. The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 1 l(a) of the 1933 Act.

(viii)	Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Common Shares in the manner specified in the prospectus under “Use of Proceeds.”

(ix)	Listing. The Trust will use its reasonable best efforts to effect the listing of the Common Shares on the AMEX, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement.

(x)	Reporting Requirements. The Trust, during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the SEC pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the SEC thereunder, respectively.

(xi)	Rule 462(b) Registration Statement. If the Trust elects to rely upon Rule 462(b), the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 9:00 A.M., Washington, D.C. time, on the day after the date of this Agreement, and the Trust shall at the time of filing either pay to the SEC the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 11 l(b) under the 1933 Act.
7.	Standard of Care.
     ING Funds shall perform its duties and obligations hereunder as a reasonable person in like circumstances would perform such duties and obligations.
8.	Indemnification.
(a)	ING Funds shall indemnify and hold harmless the Trust, the Investment Manager and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by ING Funds of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by ING Funds in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law by ING Funds, its employees, agents or representatives; or (iv) any acts or omissions of the Investment Manager or the Trust and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees taken or not taken, as the case may be, in reliance upon any untrue statement or alleged untrue statement of a material fact contained in the Trust’s Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or final prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, regarding ING Funds and the services it provides the Trust and the Investment Manager.

(b)	The Trust shall indemnify and hold harmless ING Funds and its affiliates, partners, members, managers, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) to which it may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by the Trust of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Trust in the performance of its duties and obligations hereunder, or iii) any violation of any applicable law by the Trust, its employees, agents or representatives.

(c)	The Investment Manager shall indemnify and hold harmless ING Funds and its affiliates, partners, members, managers, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) to which it may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by the Investment Manager of any provision of this Agreement; or (ii) any willful misfeasance or gross negligence by the Investment Manager in the performance of its duties and obligations hereunder; or iii) any violation of any applicable law by the Investment Manager, its employees, agents or representatives.

(d)	The indemnified party (the “Indemnified Party”) shall give notice to the other party (the “Indemnifying Party”) promptly after the summons or other first legal process is served on the Indemnified Party for any claim, notice of claim or arbitration demand as to which indemnity may be sought pursuant to paragraphs (a), (b) and (c) of this Section 8. The Indemnified Party shall assume the defense of any such claim or any litigation resulting from it, provided that the Indemnifying Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this paragraph (d) shall not relieve the Indemnifying Party from any liability unless such failure to give proper notice prohibits the Indemnifying Party from defending the claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

(e)	The provisions of this Section 8 shall survive the termination of this Agreement.

9.	Fees

ING Funds shall not receive any compensation from the Trust.

10.	Notices.
       Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified first class mail, return receipt requested, nationally recognized overnight courier service, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Trust, the Investment Manager and ING Funds shall be given or sent to the addresses set forth below.
If to the Trust:
     ING Clarion Global Real Estate Income Fund
     259 North Radnor-Chester Road
     Suite 205
     Radnor, Pennsylvania 19087
     Attention: T. Ritson Ferguson
     tel: 800-992-0180
     fax: 610-964-0410
     e-mail: Ritson.Ferguson@INGClarion.com
If to the Investment Manager:
     ING Real Estate Securities, L.P.
     259 North Radnor-Chester Road Suite 205
     Radnor, Pennsylvania 19087
     Attention: T. Ritson Ferguson
     tel: 800-992-0180
     fax: 610-964-0410
     e-mail: Ritson.Ferguson@INGClarion.com
If to ING Funds:
     ING Funds Distributor, LLC
     Attention:
     tel:
     fax:
     e-mail:

11.	Termination and Amendment.
(a)	This Agreement shall become effective as of the date set forth above and may be terminated by the Trust or the Investment Manager upon 30 days notice in writing to ING Funds.

(b)	This Agreement may be amended only by a writing signed by the parties hereto.
12.	Miscellaneous.
(a)	This Agreement sets forth the entire Agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereto.

(b)	This Agreement may be assigned only with the prior written consent of the other parties hereto.

(c)	No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

(d)	If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

(e)	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(f)	The Court of Common Pleas of the State of Delaware in the county of New Castle shall have exclusive jurisdiction over any action, suit or proceeding against any party with respect to this Agreement and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware.

(g)	The parties to this Agreement hereby irrevocably waive any and all right to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated thereby.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

ING CLARION GLOBAL REAL ESTATE INCOME FUND

By:	/s/ T. Ritson Ferguson

Name: T. Ritson Ferguson
Title: President and Chief Executive Officer

ING CLARION REAL ESTATE SECURITIES, L.P.

By:	/s/ T. Ritson Ferguson

Name: T. Ritson Ferguson
Title: Managing Director

ING FUNDS DISTRIBUTOR, LLC

By:

Name:
Title:

Exhibit (h)(2)
     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

ING CLARION REAL ESTATE INCOME FUND

By:

Name: T. Ritson Ferguson
Title: President and Chief Executive Officer

ING CLARION REAL ESTATE SECURITIES, L.P.

By:

Name: T. Ritson Ferguson
Title: Managing Director

ING FUNDS DISTRIBUTOR, LLC

By:	/s/ Lauren D. Bensinger

Lauren D. Bensinger
Chief Compliance Officer and Vice President

Exhibit (h)(2)
SCHEDULE I
Fee Schedule
1.	ING Clarion Real Estate Securities, L.P., the Investment Manager, will pay ING Funds Distributor, LLC twenty-six (26) basis points computed on sales of Common Shares for which proceeds for such sales are received by the Trust.
(a)	The 26 basis point fee payable under this paragraph 1 will be paid: (i) the next business day after the last day of the Trust’s offering period (the “Offering Period”), as such Offering Period is defined in the Trust’s current, effective registration statement filed on Form N-2, as it may be amended (the “Registration Statement”); (ii) for shares sold during the over-allotment period (the “Over- Allotment Period”) set out in the Registration Statement, on the 60th calendar day after the last day of the Over-Allotment Period; and (iii) for shares sold during any period other than the Offering Period or the Over-Allotment Period, on the 60th calendar day after the last day of such other period.

(b)	The 26 basis point fee payable under this paragraph 1 will be computed based on the Trust’s per share offering price, which will be $15.00 per share or such amount set out in the Registration Statement.
2.	In addition to the fee payable under paragraph 1, above, ING Clarion Real Estate Securities, L.P., the Investment Manager, will pay ING Funds Distributor, LLC annual payments in accordance with the following formula:
(a)	For the calendar year ending December 31, 2004, seven (7) basis points, computed as a percentage of the proceeds received by the Trust, net of selling concessions and underwriters fee ($14.325 per share) for the Common Shares sold during the Offering Period and Over-Allotment Period (collectively, the “Proceeds from Shares Sold”), paid on the 90th calendar day after the last day of the Offering Period;

(b)	For each of the following two (2) calendar years (ending December 31, 2005 and December 31, 2006) six (6) basis points, computed as a percentage of the Proceeds from Shares Sold, payable on March 31st of each such year.

(c)	For each of the following six (6) calendar years (ending December 31, 2007, December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, and December 31, 2012), five (5) basis points, computed as a percentage of the Proceeds from Shares Sold, payable on March 31st of each such year;
provided that, the annual payments under this paragraph 2 will be computed based on a per share value of $14.325, or such amount that may be derived by subtracting the underwriting and selling concession fees (at a maximum of 4.5%) from the offering price per share of the Common Shares set out in the Registration Statement.